Exhibit 99.1

Surface Oncology Reports Financial Results and Corporate Highlights for First Quarter 2021

CAMBRIDGE, Mass., May 5, 2021: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today reported financial results and corporate highlights for the first quarter 2021, as well as anticipated corporate milestones for the second quarter 2021.
“The first quarter of 2021 marked a significant transition for Surface, and I am honored to become CEO during this very exciting time,” said Rob Ross, M.D., chief executive officer. “In June, we will be sharing data with the medical community and investors regarding the clinical progress we have made with our Phase 1 trials of both SRF617 and SRF388. We believe that both of these novel agents have the potential to improve outcomes for patients with cancer, and the data we share in June will be the first step in illustrating this potential.”
Recent Corporate Highlights:
•On February 11, 2021, Surface announced that Rob Ross, chief medical officer, would succeed Jeff Goater as CEO, effective April 1, 2021.
•On March 8, 2021, Surface entered into a clinical trial collaboration with Merck, known as MSD outside the United States and Canada, through a subsidiary, to evaluate the safety and efficacy of combining Surface’s SRF388, an investigational antibody therapy targeting IL-27, with Merck’s KEYTRUDA® (pembrolizumab), the first anti-PD-1 therapy approved in the United States. This combination will be studied as a component of the first-in-human Phase 1 study of SRF388 and will be evaluated in patients with solid tumors, with a focus on patients with liver cancer and kidney cancer.
•On March 29, 2021, the U.S. Food and Drug Administration granted Orphan Drug Designation for SRF617 for the treatment of patients with pancreatic cancer.
•Surface presented updated preclinical data on lead candidates SRF617 and SRF388 at the American Association for Cancer Research (AACR) 2021 Annual Meeting, held virtually April 10-15. The poster presentations can be found in the Posters & Publications section of our website.
•On April 27, 2021, Surface announced the appointment of Henry Rath as chief business officer and the promotions of Alison O’Neill, M.D. to chief medical officer, and Jessica Fees to chief financial officer.

Selected Anticipated Near-term Corporate Milestones:
•SRF388 clinical data presentation at the American Society of Clinical Oncology (ASCO) 2021 Annual Meeting, to be held virtually June 4-8, 2021.
•Webcast to provide data from ongoing SRF388 and SRF617 Phase 1 clinical studies, to be held on Friday, June 4, 2021 at 8:00 a.m. ET.
•Investigational new drug (IND) filing for SRF813, partnered with GlaxoSmithKline, anticipated in 2021.
Financial Results:
As of March 31, 2021, cash, cash equivalents and marketable securities were $171.0 million, compared to $175.1 million on December 31, 2020.
Research and development (R&D) expenses were $10.5 million for the first quarter ended March 31, 2021, compared to $11.3 million for the same period in 2020. This decrease was primarily driven by reduction in headcount as well as decreased facility and lab costs as a result of the strategic restructuring announced in January 2020, partially offset by increased clinical costs as a result of progression in both our SRF617 and SRF388 Phase 1 clinical trials. R&D expenses included $0.8 million in stock-based compensation expense for the first quarter ended March 31, 2021.
General and administrative (G&A) expenses were $5.6 million for the first quarter ended March 31, 2021, compared to $4.8 million for the same period in 2020. This increase was primarily due to increases in personnel and facility related costs, including $0.4 million of stock-based compensation resulting from modifications to previously issued stock option awards in connection with the transition of our chief executive officer to chairman of the board. G&A expenses included $1.6 million in stock-based compensation expense for the first quarter ended March 31, 2021.
For the first quarter ended March 31, 2021, net loss was $15.6 million, or basic and diluted net loss per share attributable to common stockholders of $0.37. Net income was $22.6 million for the same period in 2020, or basic net income per share attributable to common stockholders of $0.81 and diluted net income per share attributable to common stockholders of $0.74.
Financial Outlook:
Surface Oncology continues to project that current cash, cash equivalents and an anticipated near-term milestone from GSK are sufficient to fund the Company through 2023.
About Surface Oncology:
Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned clinical-stage programs targeting CD39 (SRF617) and IL-27 (SRF388), as well as a preclinical program focused on depleting regulatory T cells via targeting CCR8 (SRF114). In addition, Surface has two partnerships with major pharmaceutical companies: a collaboration with Novartis targeting CD73 (NZV930; Phase 1) and a license agreement with GlaxoSmithKline targeting PVRIG (SRF813; preclinical). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Cautionary Note Regarding Forward-Looking Statements:
Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388 and SRF617 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388 and SRF617, will not be successfully developed or commercialized, the risks related to Surface Oncology’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on our clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2020, which is available on the Securities and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.
Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Contacts:
Investors
Matt Lane
matt@gilmartinir.com
617-901-7698
Media
Chris Railey
chris@tenbridgecommunications.com
617-834-0936

Selected Financial Information:

(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
Statement of Operations Items	2021	2020
Collaboration revenue - related party	$—	$38,592
License related revenue	1,626	—
Total revenue	$1,626	$38,592
Operating expenses:
Research and development	10,544	11,288
General and administrative	5,641	4,787
Total operating expenses	16,185	16,075
Income (loss) from operations	(14,559)	22,517
Interest and other income (expense), net	(1,002)	53
Net income (loss)	(15,561)	22,570
Net income (loss) per share attributable to common stockholders— basic	$(0.37)	$0.81
Weighted average common shares outstanding— basic	41,619,362	27,977,145
Net income (loss) per share attributable to common stockholders— diluted	$(0.37)	$0.74
Weighted average common shares outstanding— diluted	41,619,362	30,917,452

Selected Balance Sheet Items:	March 31, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$171,017	$175,141
Total assets	214,746	217,138
Accounts payable and accrued expenses	7,754	12,122
Total stockholders’ equity	159,047	155,747